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                                                                      EXHIBIT 11

                 DELPHI FINANCIAL GROUP, INC. AND SUBSIDIARIES
                        COMPUTATION OF PER SHARE RESULTS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


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
                                                                           Three Months Ended              Nine Months Ended
                                                                               September 30,                 September 30,
                                                                        -------------------------      ------------------------
                                                                             1997           1996           1997           1996
                                                                         ----------     ---------      ---------      ---------
Computation for consolidated statements of income:
              Income from continuing operations . . . . . . . . . .     $   19,839     $   14,512     $   56,154     $  38,091
              Discontinued operations, net of income tax benefit:
                   Loss from operations   . . . . . . . . . . . . .              -              -              -          (765)
                   Loss on disposal   . . . . . . . . . . . . . . .              -              -              -        (5,836)
                                                                        ----------     ----------     ----------     ---------
              Net income    . . . . . . . . . . . . . . . . . . . .     $   19,839     $   14,512     $   56,154     $  31,490
                                                                        ==========     ==========     ==========     =========

              Weighted average common shares outstanding  . . . . .         18,596         18,265         18,543        17,352
              Add common equivalent shares (determined using
                   the "treasury stock" method) representing shares
                   issuable upon exercise of stock options and
                   deferred shares  . . . . . . . . . . . . . . . .          1,458          1,705          1,489         1,408
                                                                        ----------     ----------     ----------     ---------
              Weighted average number of common shares used in
                   computation of results per share of common stock         20,054         19,970         20,032        18,788
                                                                        ==========     ==========     ==========     =========

              Results per share of common stock:
                   Income from continuing operations  . . . . . . .     $     0.99     $     0.73     $     2.80     $    2.03
                   Discontinued operations, net of income tax benefit:
                      Loss from operations  . . . . . . . . . . . .              -              -              -         (0.04)
                      Loss on disposal  . . . . . . . . . . . . . .              -              -              -         (0.31)
                                                                        ----------     ----------     ----------     ---------
                   Net income   . . . . . . . . . . . . . . . . . .     $     0.99     $     0.73     $     2.80     $    1.68
                                                                        ==========     ==========     ==========     =========

Assuming full dilution:
              Weighted average common shares outstanding  . . . . .          20,054        19,970         20,032        18,788
              Incremental common shares applicable to stock
                   options based on the more dilutive of the common
                   stock ending or average market value per share                5             23              9            10
                                                                        ----------     ----------     ----------     ---------
              Weighted average common shares, assuming full dilution        20,059         19,993         20,041        18,798
                                                                        ==========     ==========     ==========     =========

              Results per share of common stock, assuming full dilution:
                   Income from continuing operations  . . . . . . .     $     0.99     $     0.73     $     2.80     $    2.03
                   Discontinued operations, net of income tax benefit:
                      Loss from operations  . . . . . . . . . . . .              -              -              -         (0.04)
                      Loss on disposal  . . . . . . . . . . . . . .              -              -              -         (0.31)
                                                                        ----------     ----------     ----------     ---------
                   Net income   . . . . . . . . . . . . . . . . . .     $     0.99     $     0.73     $     2.80     $    1.68
                                                                        ==========     ==========     ==========     =========
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